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                                                                    EXHIBIT 23.1

The Board of Directors
IRI International Corporation:

We consent to incorporation by reference in the registration statement
(No. 333-40525) on Form S-8 of IRI International Corporation of our report dated March 18, 1999, relating to the consolidated financial statements of IRI International Corporation as of December 31, 1998 and 1997 and the related statement of operations, shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997, and the nine months ended December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of IRI International Corporation.



                                                      KPMG LLP

Houston, Texas
March 31, 1999